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                                                                    EXHIBIT 99.1

                           [HEXCEL CORPORATION LOGO]
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                                  NEWS RELEASE

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  HEXCEL CORPORATION, 281 TRESSER BOULEVARD, STAMFORD, CT 06901 (203) 969-0666
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                                          CONTACTS   FINANCIAL:
                                                     STEPHEN C. FORSYTH
                                                     203-969-0666 EXT. 425
                                                     stephen.forsyth@hexcel.com

                                                     MEDIA:

                                                     MICHAEL W. BACAL
                                                     203-969-0666 EXT. 426
                                                     michael.bacal@hexcel.com

            HEXCEL TO ISSUE SENIOR SUBORDINATED NOTES TO REDEEM DEBT

STAMFORD, CT, June 14, 2001 - Hexcel Corporation (NYSE/PCX: HXL) today announced that it intends to redeem up to $70 million of its 7% Convertible Subordinated Notes Due 2003 on or about August 9, 2001 and all of its Increasing Rate Senior Subordinated Notes Due 2003 held by Ciba Specialty Chemicals Holding Inc. with the proceeds from the issuance of $100 million principal amount of senior subordinated notes. The issuance and redemption of debt will be conditioned upon the consent of the lenders under Hexcel's senior bank facility and other customary conditions.

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The offering of the senior subordinated notes will not be registered under the
Securities Act of 1933, as amended, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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Hexcel Corporation is the world's leading advanced structural materials company.
It designs, manufactures and markets lightweight, high reinforcement products, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, general industrial, and recreation applications.


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